FOR IMMEDIATE RELEASE

November 15, 2013 Hampton, VA –                                                                    R.F. Shuford, Sr., Chairman and President of the Board of Old Point Financial Corporation reported that Dr. Richard F. Clark, a member of the Board of Directors of Old Point Financial Corporation, Old Point National Bank of Phoebus, and Old Point Trust & Financial Services, died on Tuesday, November 12, 2013.

Said Mr. Shuford, “Dr. Clark has been a very active member of our Board of Directors since 1981.  Dr. Clark was a prominent pathologist and active in many local and state-wide organizations.  His wisdom and unique perspective on corporate issues will be missed.”

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Erin Black, Vice President/Marketing Director, Old Point National Bank at 757-251-2792.